Exhibit 10.2

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on [•], 2025, by and among TLGY Acquisition Corp., a Cayman Islands exempted company (“SPAC”), StablecoinX Inc., a Delaware corporation (“Pubco”), StablecoinX Assets Inc., a Delaware corporation (the “Company”) and the undersigned subscriber (“Subscriber”). The SPAC, Pubco, the Company and Subscriber are sometimes collectively referred to herein as the “Parties,” and each of them is sometimes individually referred to herein as a “Party.”

WHEREAS, on July 21, 2025, (a) SPAC, (b) Pubco, (c) the Company, (d) StablecoinX SPAC Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and (e) StablecoinX Company Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), entered into a business combination agreement (as amended, modified, supplemented or waived from time to time, the “BCA”);

WHEREAS, pursuant to and in accordance with the BCA, among other things, (a) SPAC will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company (such surviving company, the “SPAC Surviving Entity” and such merger, the “SPAC Merger”), with the shareholders of SPAC receiving one share of Class A common stock, par value $0.0001 per share, of Pubco (“Pubco Class A Common Stock”) for each Class A ordinary share of SPAC, par value $0.0001 per share (“SPAC Class A Ordinary Shares”), held by such shareholder, and (b) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (such surviving company, the “Company Surviving Entity” and such merger, the “Company Merger” and, together with the SPAC Merger, the “Mergers” and together with the other transactions contemplated by the BCA, the “Transactions”), with the holders of Class A common stock, par value $0.0001 per share, of the Company (the “Company Class A Common Stock”) receiving one share of Pubco Class A Common Stock for each share of Company Class A Common Stock held by such shareholder, and the holders of Class B common stock, par value $0.0001 per share, of the Company (the “Company Class B Common Stock” and, together with the Company Class A Common Stock, the “Company Common Stock”) receiving one share of Pubco Class A Common Stock and one share of Pubco Class B Common Stock for each share of Company Class B Common Stock held by such shareholder, in each case, in accordance with the terms of the BCA, and as a result of the Mergers, the SPAC Surviving Entity and the Company Surviving Entity will become wholly-owned subsidiaries of Pubco, and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the BCA and in accordance with applicable law;

WHEREAS, in connection with the Transactions, pursuant to that certain contribution agreement (the “Contribution Agreement”), dated July 21, 2025, by and among Pubco, the Company, SPAC and Ethena Foundation, a Cayman Islands foundation company (“Ethena”), Ethena agreed to contribute an amount of the native protocol governance tokens of Ethena (“ENA Tokens”) equal to (a) $60,000,000, divided by (b)(i) the ENA Fair Market Value at Signing (as defined in Schedule A to the Signing Subscription Agreements) multiplied by (ii) 1 minus thirty percent (30%), to the Company, in exchange for shares of Company Class B Common Stock to be issued by the Company prior to the Company Merger (the “Ethena ENA Contribution”);

WHEREAS, in connection with the Transactions, the Company, Pubco, Ethena and Ethena OpCo Ltd (“Ethena OpCo”) also entered into a collaboration agreement dated July 21, 2025 (as amended from time to time, the “Collaboration Agreement”), pursuant to which, the Company, Pubco, Ethena and Ethena OpCo have agreed, among other things, (i) to collaborate and achieve the Collaboration Activities (as defined therein), (ii) that Ethena will grant to Pubco a Right of Participation (as defined therein) to purchase additional ENA Tokens following the closing of the Transactions, (iii) to outline certain covenants with respect to the Custodial Account (as defined herein) and (iv) that if and to the extent necessary in connection with the termination of this Subscription Agreement in accordance with its terms, Ethena has agreed to unlock a portion of the Locked ENA Tokens (as defined herein) as described in Section 2(f)(i), subject to the terms and conditions set forth therein;

WHEREAS, in connection with the Transactions and concurrently with the execution of the Business Combination Agreement, the Company, Pubco and TLGY entered into subscription agreements (the “Signing Subscription Agreements”) with certain other investors (collectively, the “Signing Subscribers”), pursuant to which such Signing Subscribers agreed to purchase an aggregate of approximately $363 million of Shares (as defined below), including the $60 million Ethena ENA Contribution, immediately prior to the Company Merger (the Shares of the Signing Subscribers, the “Signing Subscribed Shares”, and the subscriptions and issuances thereunder, the “Signing Subscriptions”);

WHEREAS, in connection with the Transactions and to facilitate the transactions contemplated by the Signing Subscription Agreements, Ethena OpCo and the Company entered into a token purchase agreement dated July 21, 2025 (the “Signing Token Purchase Agreement”), pursuant to which Ethena OpCo agreed to sell to the Company (solely in its capacity as administrative agent effectuating the purchase solely for the benefit of the Signing Subscribers making the Cash PIPE Deposit (as defined in the Signing Subscription Agreements) until the Closing, such capacity, the “Administrative Agent”), a number of discounted locked ENA tokens (the “Locked ENA Tokens”) equal to the (i) Locked ENA Purchase Amount (as defined in the Signing Subscription Agreements), divided by (ii) (x) the ENA Fair Market Value at Signing (as defined in Schedule A to the Signing Subscription Agreements) multiplied by (y) 1 minus thirty percent (30%), and deposit such Locked ENA Tokens in the Custodial Account;

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Company, on the Closing Date (as defined below) and immediately prior to the Company Merger, a number of shares of Company Class A Common Stock (the “Subscribed Shares”) at a purchase price of $10.00 per share (the “Per Share Price”) for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue to Subscriber the Subscribed Shares, immediately prior to the consummation of the Company Merger, in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company;

WHEREAS, on or about the date of this Subscription Agreement, SPAC, the Company and Pubco are entering into subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and, together with Subscriber and the Signing Subscribers, the “Subscribers”), pursuant to which the Other Subscribers have agreed to purchase shares of Company Class A Common Stock (the “Shares”) at the Per Share Price and on the same terms as are available to the Subscriber hereunder (the Shares of the Other Subscribers, the “Other Subscribed Shares”, and such other subscriptions and issuances thereunder, the “Other Subscriptions”);

WHEREAS, in connection with the Transactions and to facilitate the transactions contemplated by the Subscription Agreements, Ethena OpCo and the Company have entered into a token purchase agreement, dated as of the date hereof (the “Token Purchase Agreement”), pursuant to which Ethena OpCo has agreed to sell to the Company (solely in its capacity as administrative agent effectuating the purchase solely for the benefit of the Subscribers making the Cash PIPE Deposit (as defined below) until the Closing, such capacity, the “Administrative Agent”), a number of Locked ENA Tokens equal to the (i) Locked ENA Purchase Amount (as defined herein), divided by (ii) (x) the ENA Fair Market Value at Signing (as defined in Schedule A hereto) multiplied by (y) 1 minus thirty percent (30%) (the price paid for such Locked ENA Tokens set forth in this clause (ii), the “Locked ENA Token Purchase Price”), and deposit such Locked ENA Tokens in the Custodial Account;

WHEREAS, the Parties hereto intend that for U.S. federal income tax purposes, (1) the Subscription, together with the Other Subscriptions and the other transactions contemplated by the BCA, including the Signing Subscriptions, qualify as a transaction governed by Section 351(a) of the Code (as defined herein) (the “Section 351 Intended Tax Treatment”); (2) until the Closing or the termination of this Subscription Agreement, as applicable, the Subscribers making the Cash PIPE Deposit shall be treated as the owners of the Locked ENA Tokens and the Permitted Expense Amount, in each case, held in the Custodial Account, and all interest, earnings, or other income (if any) earned with respect to the Locked ENA Tokens and the Permitted Expense Amount, in each case, while held in the Custodial Account shall be treated as earned by such Subscribers; and (3) if the Closing occurs, then the Subscribers making the Cash PIPE Deposit shall be deemed to contribute the Locked ENA Tokens and the Permitted Expense Amount to the Company in exchange for shares of Company Class A Common Stock at Closing (clauses (1)-(3), collectively, the “Intended Tax Treatment”); and

WHEREAS, upon the consummation of the Company Merger, each Subscribed Share shall be converted automatically into one share of Pubco Class A Common Stock.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Subscription. On the terms and subject to the conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber, in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company, the Subscribed Shares at the Closing (as defined below) (such subscription and issuance, the “Subscription”).

Section 2. Payment of the Purchase Price; Custodial Account; Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) shall occur immediately prior to the consummation of the Company Merger, which will take place on the same date as the closing of the Transactions, in each case, pursuant to, and subject to the terms and conditions of, the BCA (such date, the “Closing Date”).

(b) The Purchase Price shall be paid in accordance with this Section 2(b), in cash, U.S. dollar-denominated stablecoins (“USDC” or “USDT”), or ENA Tokens (or a combination thereof) as designated on the signature page hereto, in such amounts as indicated on Subscriber’s signature page of this Subscription Agreement. If Subscriber elects to pay the Purchase Price in ENA Tokens, then the number of ENA Tokens to be paid to the Company shall be calculated in accordance with the terms set forth on Schedule A hereto (the “ENA Token Amount”).

(i) With respect to any portion of the Purchase Price being paid in cash, USDC or USDT (collectively, “Cash”), the Subscriber shall deliver, no later than 9:00 a.m. (Eastern time) on or prior to the date hereof, such portion (A) if in cash, via wire transfer of United States dollars in immediately available funds, or (B) if in USDC or USDT, by electronic deposit, in each case, to a custodial account established for the benefit of the Subscribers paying a portion of the Purchase Price hereunder in Cash (the “Custodial Account”), with Anchorage Digital Bank N.A. serving as custodian (the “Custodian”) (the aggregate Cash proceeds deposited into such account from such Subscribers hereunder, the “Cash PIPE Proceeds” and the deposit of the Cash PIPE Proceeds into such account, the “Cash PIPE Deposit”). For the avoidance of doubt, the Custodial Account is a separate account from the custodial account into which the Cash PIPE Proceeds (as defined in the Signing Subscription Agreements) and Locked ENA Tokens (as defined in the Signing Subscription Agreements) were deposited in accordance with the terms of the Signing Subscription Agreements.

(ii) With respect to any portion of the Purchase Price being paid in ENA Tokens, at least five (5) Business Days before the anticipated Closing Date, the Company shall deliver or cause to be delivered written notice to such Subscriber (the “Closing Notice”) specifying the anticipated Closing Date and the digital asset wallet account into which the ENA Token Amount will be delivered. No later than 9:00 a.m. (Eastern time) on the second Business Day prior to the Closing Date, Subscriber shall deliver the ENA Token Amount to the Company, free and clear of any liens, encumbrances or other restrictions, via transfer of the ENA Token Amount to the Custodial Account as specified in the Closing Notice.

(c) (i) Promptly after the Cash PIPE Deposit, the Cash PIPE Proceeds, less up to $16.0 million that the Company and Pubco may use to pay certain transaction expenses at Closing (the “Permitted Expense Amount” and, the Cash PIPE Proceeds less the Permitted Expense Amount, the “Locked ENA Purchase Amount”), will be used by the Company, solely in its capacity as Administrative Agent, to purchase the Locked ENA Tokens from Ethena OpCo at the Locked ENA Token Purchase Price in accordance with the terms set forth in the Token Purchase Agreement. Promptly after receipt of the Locked ENA Purchase Amount (but in no event later than two (2) calendar days thereafter), Ethena OpCo shall deposit the Locked ENA Tokens into the Custodial Account.

(ii) Until the earlier of (i) closing of the Transactions or (ii) the termination of the BCA in accordance with its terms, the Parties agree that the entire Locked ENA Purchase Amount shall be used solely to purchase the Locked ENA Tokens. Additionally, until the closing of the Transactions, the Parties covenant that none of the Locked ENA Tokens shall be pledged, hypothecated, or otherwise used as collateral to secure any indebtedness or obligation (other than as contemplated by the Collaboration Agreement), and shall remain, subject to applicable law, free and clear of all liens, charges, and encumbrances.

(iii) Unless otherwise agreed to in writing by the Parties, the Locked ENA Tokens may be released from the Custodial Account only (A) upon the earlier of (x) the closing of the Transactions, (y) the termination of the BCA in accordance with its terms and (z) the termination of this Subscription Agreement in accordance with its terms and (B) pursuant to written instructions signed by representatives designated by the Company and Ethena OpCo (such representatives, the “Authorized Persons”) authorizing and directing the Custodian to release the Locked ENA Tokens in accordance with this Agreement.

(d) At the Closing, the Company shall deliver to Subscriber, against delivery of the Purchase Price, the Subscribed Shares in book entry form, free and clear of any liens, encumbrances or other restrictions (other than those arising under state or federal securities laws), in the name of Subscriber. The number of Subscribed Shares to be issued to Subscriber shall be calculated as follows: the Purchase Price, divided by (B)(x) the Per Share Price, multiplied by (y) a fraction, the numerator of which is (1) the ENA Fair Market Value at Signing (as defined in Schedule A hereto) and the denominator of which is (2) the ENA Fair Market Value at Closing (as defined in Schedule A hereto). Notwithstanding anything to the contrary herein, no fraction of a Subscribed Share will be issued to Subscriber. If Subscriber would otherwise be entitled to a fraction of a Subscribed Share, then the number of Subscribed Shares to be issued to Subscriber will be rounded down to the nearest whole Subscribed Share. As promptly as practicable after the consummation of the Transactions (but in no event later than two (2) Business Days thereafter), Pubco shall deliver to Subscriber evidence from Pubco’s transfer agent of the exchange of the Subscribed Shares for an equal number of shares of Pubco Class A Common Stock.

(e) As soon as reasonably practicable following the consummation of the Transactions, (i) the Locked ENA Tokens will be released from the Custodial Account and transferred to a digital asset wallet account designated in writing by the Company and Pubco and (ii) the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account) will be transferred by wire transfer of immediately available funds to an account designated by the Company and Pubco, in each case, upon receipt by the Custodian of the required authorization by the Authorized Persons. Notwithstanding anything to the contrary in this Agreement, for the avoidance of doubt, following consummation of the Transactions, ownership of any remaining Locked ENA Purchase Amount by Ethena OpCo will be unaffected.

(f) In the event that the consummation of the Transactions does not occur prior to the earlier of such date and time as the BCA or this Subscription Agreement is terminated in accordance with its terms, unless otherwise agreed to in writing by the Parties:

(i) for those Subscribers who made the Cash PIPE Deposit, (A) in accordance with the terms of the Collaboration Agreement, Ethena shall promptly (but in no event later than two (2) Business Days after such termination date) unlock a portion of Locked ENA Tokens held in the Custodial Account in an amount equal to the Cash PIPE Deposit less the Permitted Expense Amount divided by the ENA Fair Market Value at Signing (such unlocked Locked ENA Tokens, the “Unlocked ENA Tokens”) and (B) the Authorized Persons shall promptly (but in no event later than four (4) Business Days after such termination date) instruct the Custodian to promptly transfer (x) to such Subscriber its pro rata portion of (1) the Unlocked ENA Tokens (based on the aggregate Purchase Price paid by such Subscriber in Cash hereunder relative to the aggregate Cash PIPE Proceeds hereunder) to a digital asset wallet account specified by such Subscriber, plus (2) the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account), by wire transfer of immediately available funds to an account specified by such Subscriber, and (y) to Ethena any remaining Locked ENA Tokens held in the Custodial Account; and

(ii) for those Subscribers who paid the Purchase Price in ENA Token, promptly (but in no event later than four (4) Business Days after such termination date) transfer to such Subscriber any ENA Token Amount delivered by Subscriber to the Company to a digital asset wallet account specified by such Subscriber.

Notwithstanding anything to the contrary in the foregoing, for the avoidance of doubt, ownership by Ethena OpCo of any remaining Locked ENA Purchase Amount will be unaffected by the terms of this Section 2(f). In addition, to the extent that any Subscribed Shares have been issued or delivered to Subscriber, such Subscribed Shares shall be deemed cancelled. Notwithstanding such return or release, a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date. For the purposes of this Subscription Agreement, “Business Day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York City (New York) are not open for a full business day for the general transaction of business.

(g) The obligations of Subscriber, the Company and Pubco to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable law, waiver by the parties hereto, of the conditions that, on the Closing Date:

(i) all conditions precedent to the closing of the Transactions set forth in Article VIII (Closing Conditions) of the BCA shall have been satisfied or waived by the person with the authority to give such waiver (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) (as determined solely by the parties to the BCA in accordance therewith); and

(ii) no governmental authority with competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby (whether temporary, preliminary or permanent) and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose such restraint or prohibition.

(h) The obligations of the Company and Pubco to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction, or waiver by the Company or Pubco, of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date, as though made on and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects or (B) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects as of such specified date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transactions, or as of such earlier date, as applicable; and

(ii) Subscriber shall have wired, deposited, delivered or transferred, as applicable, the Purchase Price in accordance with Section 2(b) and otherwise performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(i) The obligations of Subscriber to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction or waiver by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company, Pubco and SPAC contained in this Subscription Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality, Company Material Adverse Effect, Pubco Material Adverse Effect or SPAC Material Adverse Effect (each as defined below), which representations and warranties shall be true and correct in all respects or (B) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects as of such specified date), and consummation of the Closing shall constitute a reaffirmation by the Company, Pubco and SPAC, as the case may be, of each of their representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transactions, or as of such earlier date, as applicable, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect, Pubco Material Adverse Effect or SPAC Material Adverse Effect;

(ii) no Other Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Other Subscribed Shares) shall have been amended, modified or waived in a manner that materially benefits any Other Subscriber unless the Subscriber shall have been offered in writing the same benefits (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons);

(iii) no amendments, modifications or waivers to the terms of the BCA, the Collaboration Agreement, the Contribution Agreement or the Token Purchase Agreement (in each case, as it exists on the date hereof as provided to Subscriber) shall have occurred, in each case, in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement (unless Subscriber has provided its written consent thereto);

(iv) all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Stock Exchange (as defined below) and any stockholder approval required by applicable Stock Exchange rules and regulations) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares) required to be made in connection with the issuance and sale of the Subscribed Shares shall have been obtained or made, except where the failure to so obtain or make would not prevent the Company and Pubco from consummating the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares to the Subscriber;

(v) the Company and Pubco shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Company or Pubco, respectively, at or prior to the Closing; and

(vi) there has not occurred any Material Adverse Effect (as defined in the BCA) since the date of this Subscription Agreement that is continuing, which the parties to the BCA have not waived.

(j) Prior to or at the Closing, Subscriber shall deliver to the Company and Pubco all such other information as is reasonably requested in order for the Company to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued (or Subscriber’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8 of Subscriber.

(k) Subscriber hereby authorizes the Company to utilize the portion of the Purchase Price it paid in Cash to purchase the Locked ENA Tokens from Ethena OpCo on its behalf and to establish the Custodial Account for its benefit with the Custodian and to take such other action as it may deem necessary or advisable in furtherance thereof, including but not limited to, executing the Token Purchase Agreement and any other agreements relating to establishing and maintaining the Custodial Account on its behalf.

Section 3. Company and Pubco Representations and Warranties. Each of the Company, solely with respect to the representations and warranties set forth below relating to the Company, and Pubco, solely with respect to the representations and warranties set forth below relating to Pubco, represents and warrants, severally and not jointly, to Subscriber and the Placement Agent as of the date hereof and as of the Closing, that:

(a) The Company (i) is validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated by this Subscription Agreement.

(b) Pubco (i) is validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified and in good standing (to the extent applicable) in all jurisdictions in which its ownership of property or character of its activities is such as to require it to be so licensed or qualified, except, with respect to the foregoing clause (iii), where the failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect. For purposes of this Subscription Agreement, a “Pubco Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Pubco that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Pubco’s ability to consummate the transactions contemplated by this Subscription Agreement.

(c) The issuance and sale of the Subscribed Shares, when issued pursuant to this Subscription Agreement (subject to the receipt of the Purchase Price in accordance with the terms of this Subscription Agreement), will have been duly authorized by the Company and, when issued and delivered to Subscriber (or its nominee in accordance with the Subscriber’s delivery instructions), will be validly issued, fully paid and free and clear of all liens or other restrictions (other than those arising under this Subscription Agreement or the BCA, the Company Organizational Documents (as defined below) or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company Organizational Documents (as in effect at such time of issuance) or the laws of its jurisdiction of incorporation. The issuance of the shares of Pubco Class A Common Stock in exchange for the Subscribed Shares, when issued pursuant to the BCA (subject to the receipt of the Subscribed Shares in accordance with the terms of the BCA), will have been duly authorized by Pubco and, when issued and delivered to Subscriber (or its nominee in accordance with the Subscriber’s delivery instructions), will be validly issued, fully paid and free and clear of all liens or other restrictions (other than those arising under the BCA, the Pubco organizational documents or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Pubco organizational documents (as in effect at such time of issuance) or under the laws of its jurisdiction of incorporation.

(d) This Subscription Agreement has been duly authorized, validly executed and delivered by the Company and Pubco, and assuming the due authorization, execution and delivery of the same by Subscriber and SPAC, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company and Pubco, enforceable against each of the Company and Pubco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies (collectively, the “Enforceability Exceptions”). Each of the Collaboration Agreement, the Contribution Agreement and the Token Purchase Agreement has been duly authorized, validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by the applicable counterparties, each of the Collaboration Agreement, the Contribution Agreement and the Token Purchase Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Each of the Collaboration Agreement and the Contribution Agreement has been duly authorized, validly executed and delivered by Pubco, and assuming the due authorization, execution and delivery of the same by the applicable counterparties, each of the Collaboration Agreement and the Contribution Agreement shall constitute the valid and legally binding obligation of Pubco, enforceable against Pubco in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(e) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, the execution and delivery of this Subscription Agreement, the issuance of the Subscribed Shares hereunder and the exchange of the Subscribed Shares for the shares of Pubco Class A Common Stock in accordance with the terms of the BCA, the compliance by the Company with all of the provisions of this Subscription Agreement applicable to the Company and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) conflict with or violate any provision of, or result in the breach of, the Company’s organizational documents (“Company Organizational Documents”), or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court governmental authority with competent jurisdiction over the Company or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(f) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, the execution and delivery of this Subscription Agreement, the issuance of the Subscribed Shares hereunder and the exchange of the Subscribed Shares for the shares of Pubco Class A Common Stock in accordance with the terms of the BCA, the compliance by Pubco with all of the provisions of this Subscription Agreement applicable to Pubco and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Pubco pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Pubco is a party or by which Pubco is bound or to which any of the property or assets of Pubco is subject, (ii) conflict with or violate any provision of, or result in the breach of, Pubco’s organizational documents, or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over Pubco or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect.

(g) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, neither the Company nor Pubco is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or governmental authority with competent jurisdiction, self-regulatory organization (including any stock exchange on which the Pubco Class A Common Stock will be listed (the “Stock Exchange”) or other person in connection with the execution, delivery and performance of this Subscription Agreement, other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 6, (iii) filings required by the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of United States Securities and Exchange Commission (the “Commission”), including the registration statement on Form S-4 with respect to the Transactions and the proxy statement/prospectus included therein (the “Form S-4”), (iv) filings required by the Stock Exchange, including with respect to obtaining SPAC shareholder approval of the Transactions, (v) filings required to consummate the Transactions as provided under the BCA, (vi) filings in connection with or as a result of any publicly available written guidance, comments, requirements or requests of the SEC staff under the Securities Act (the “SEC Guidance”) and (vii) those the failure of which to obtain would not have a Company Material Adverse Effect or a Pubco Material Adverse Effect, as applicable.

(h) Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect or Pubco Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator with competent jurisdiction pending, or, to the knowledge of the Company or Pubco, threatened in writing against the Company or Pubco or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator with competent jurisdiction outstanding against the Company or Pubco, as applicable.

(i) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Subscribed Shares by the Company to Subscriber.

(j) None of the Company, Pubco or any person acting on their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares. The Subscribed Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. None of the Company, Pubco or any person acting on their behalf has, directly or indirectly, at any time within the past thirty (30) calendar days, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Subscribed Shares as contemplated hereby or the Other Subscribed Shares as contemplated by the Other Subscription Agreements or the Signing Subscribed Shares as completed by the Signing Subscription Agreements or (ii) cause the offering of the Subscribed Shares pursuant to this Subscription Agreement or the Other Subscribed Shares pursuant to the Other Subscription Agreements or the Signing Subscribed Shares pursuant to the Signing Subscription Agreements to be integrated with prior offerings by the Company or Pubco for purposes of the Securities Act or any applicable stockholder approval provisions. None of the Company, Pubco or any person acting on their behalf (other than the Placement Agent (as defined below) and any person acting on its behalf in such capacity, as to whom neither SPAC nor Pubco make any representation) has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Subscribed Shares or the Other Subscribed Shares or the Signing Subscribed Shares, as contemplated hereby, to the registration provisions of the Securities Act.

(k) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable.

(l) The Company is in compliance in all material respects with, and has not received any written communication from a governmental authority with competent jurisdiction that alleges that the Company is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations of the Commission, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(m) Pubco is in compliance in all material respects with, and has not received any written communication from a governmental authority with competent jurisdiction that alleges that Pubco is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of the Securities Act and the rules and regulations of the Commission, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect. For the avoidance of doubt, this representation and warranty shall not apply to the extent any of the foregoing matters arise from or relate to the SEC Guidance.

(n) Upon consummation of the Transactions, the Pubco Class A Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Stock Exchange, and the Pubco Class A Common Stock will be approved for listing on Nasdaq or another national securities exchange, subject to official notice of issuance.

(o) Other than compensation to be paid to (i) Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, as placement agent to Pubco (the “Placement Agent”) or (ii) such other third party in respect of placements to Subscribers in which the Placement Agent did not act as placement agent to the Company, no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

(p) As of the date hereof and prior to giving effect to the Transactions: (i) 0 shares of Company Class A Common Stock were issued and outstanding; (ii) 700,000 shares of Company Class B Common Stock were issued and outstanding; and (iii) no shares of preferred stock of the Company were issued and outstanding. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive or similar rights. The Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of Company Common Stock or other equity interests in the Company, other than as contemplated by the BCA or as described in the forms, reports, schedules, statements, registration statements, prospectuses, and other documents filed or furnished as of the date hereof by SPAC with the Commission under the Securities Act and/or the Exchange Act (collectively, and together with any amendments, restatements or supplements thereto, the “SEC Documents”). There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered, and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent, by the issuance of the Subscribed Shares.

(q) The Other Subscription Agreements reflect the same Per Share Price and substantially the same other material terms and conditions that are no more favorable in the aggregate to the Other Subscribers than the material terms of this Subscription Agreement are to the Subscriber (other than terms particular to the regulatory requirements of such investor or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Shares). Neither the Company nor Pubco has entered into any side letter or similar agreement with any Other Subscriber relating to such Other Subscriber’s purchase of its Other Subscribed Shares other than the Other Subscription Agreements. Notwithstanding anything to the contrary herein, this Section 3(q) shall not apply to the Contribution Agreement or the Signing Subscription Agreements.

(r) None of the Company, Pubco, and any of their respective controlled affiliates (i) is, or will be at or immediately after the Closing, a person of a country of concern, as such term is defined in 31 C.F.R. § 850.221 (a “Covered Person”), (ii) directly or indirectly hold, or will hold at or immediately after the Closing, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any Covered Person, or (iii) is engaged, or has plans to engage, or will be engaged at or immediately after the Closing, directly or indirectly, in a “covered activity,” as such term is defined in 31 C.F.R. § 850.208.

(s) None of the Company, Pubco or any of their respective directors, officers, employees, or, to the knowledge of the Company or Pubco, any of their respective agents, affiliates or representatives, is or has been in the past five (5) years the subject of any investigation, inquiry, or enforcement action by any governmental or regulatory authority regarding any violation or alleged violation of any applicable anti-money laundering laws, anti-corruption laws (including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), economic sanctions laws or regulations (including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), or anti-terrorism financing laws.

Section 4. SPAC Representations and Warranties. SPAC represents and warrants to Subscriber and the Placement Agent, as of the date hereof and as of the Closing, that:

(a) SPAC (i) is validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a SPAC Material Adverse Effect. For purposes of this Subscription Agreement, a “SPAC Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to SPAC that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on SPAC’s ability to consummate the transactions contemplated by this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, validly executed and delivered by the SPAC and assuming the due authorization, execution and delivery of the same by the Company, Pubco and Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the SPAC, enforceable against the SPAC in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(c) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, the execution and delivery of this Subscription Agreement, the issuance of the Subscribed Shares hereunder, the compliance by SPAC with all of the provisions of this Subscription Agreement applicable to SPAC and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC is a party or by which SPAC is bound or to which any of the property or assets of SPAC is subject, (ii) conflict with or violate any provision of, or result in the breach of, the SPAC’s organizational documents, or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court governmental authority with competent jurisdiction over SPAC or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

(d) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, SPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or governmental authority with competent jurisdiction, self-regulatory organization, including any Stock Exchange or other person in connection with the execution, delivery and performance of this Subscription Agreement, other than (i) filings required by applicable state securities laws, (ii) filings required by the Securities Act, the Exchange Act, and the rules of the Commission, and (iii) filings required to consummate the Transactions as provided in the BCA.

(e) No Disqualification Event is applicable to SPAC, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable.

(f) Neither SPAC, nor any of its directors, officers, employees, or, to the knowledge of SPAC, any of their respective agents, affiliates or representatives, is or has been in the past five (5) years the subject of any investigation, inquiry, or enforcement action by any governmental or regulatory authority regarding any violation or alleged violation of any applicable anti-money laundering laws, anti-corruption laws (including the FCPA), economic sanctions laws or regulations (including those administered by OFAC), or anti-terrorism financing laws.

(g) As of their respective dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports required to be filed by SPAC with the Commission on or prior to the Closing Date (the “SPAC SEC Reports”), complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder as in effect at the time of filing, and none of SPAC SEC Reports, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of SEAC included in SPAC SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of SEAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of SPAC SEC Reports.

Section 5. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company, SPAC, Pubco and the Placement Agent, as of the date hereof and as of the Closing, that:

(a) If Subscriber is a legal entity, Subscriber (i) has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into, and perform its obligations under, this Subscription Agreement. If Subscriber is an individual, Subscriber has the legal competence and capacity to enter into and perform its obligations under this Subscription Agreement.

(b) If Subscriber is a legal entity, this Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. If Subscriber is an individual, Subscriber’s signature is genuine and the signatory has the legal competence and capacity to execute this Subscription Agreement. Assuming the due authorization, execution and delivery of the same by the Company, SPAC and Pubco, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, subject to the Enforceability Exceptions.

(c) If Subscriber is paying the Purchase Price in ENA Token, (i) Subscriber has all rights, title and interest in and to the ENA Token to be contributed by it to the Company pursuant to this Subscription Agreement, (ii) such ENA Token is held in a digital wallet held or operated by or on behalf of Subscriber either by way of self-custody and/or at or by an appropriately regulated custodian and/or in accordance with industry-standard security practices (the “Subscriber Digital Wallet”) and neither such ENA Token nor such Subscriber Digital Wallet is subject to any liens, encumbrances or other restrictions, other than industry-standard lock-up provisions, (iii) Subscriber has taken commercially reasonable steps to protect its Subscriber Digital Wallet and such ENA Token and (iv) Subscriber has the exclusive ability to control such Subscriber Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

(d) The execution, delivery and performance of this Subscription Agreement, the purchase of the Subscribed Shares hereunder, the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) if Subscriber is a legal entity, the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Subscriber that, individually or in the aggregate, would reasonably be expected to materially impair or materially delay the Subscriber’s performance of its obligations under this Subscription Agreement, including the purchase of the Subscribed Shares.

(e) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act) or other “accredited investor” satisfying the applicable requirements set forth on Annex A hereto, (ii) is an “institutional investor” (as defined in FINRA Rule 2111), (iii) if located or resident in a member state of the European Economic Area, is a “qualified investor” within the meaning of Article 2 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”), (iv) if located or resident in the United Kingdom, is a “qualified investor” within the meaning of Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”) who is also (x) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (y) a high net worth entity falling within Article 49(2)(a) to (d) of the Order; or (z) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of the Subscribed Shares may be lawfully communicated or caused to be communicated, (v) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), an institutional “accredited investor” or other “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and Subscriber has sole investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (vi) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws (and has provided the Company, Pubco and the Placement Agent with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

(f) Subscriber acknowledges and agrees that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act and that neither the Company, SPAC nor Pubco is required to register the Subscribed Shares except as set forth in Section 6. Subscriber acknowledges and agrees that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company, SPAC, Pubco or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of clauses (i)-(ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Subscribed Shares shall contain a restrictive legend to such effect. Subscriber acknowledges and agrees that the Subscribed Shares will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that, unless the Subscribed Shares are earlier registered on the Form S-4 or a Registration Statement, the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year following the filing of certain required information with the Commission after the Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(g) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, SPAC, Pubco, the Placement Agent or any of their respective affiliates or any of such person’s or its or their respective affiliates’ control persons, officers, directors, partners, members, managing members, managers, agents, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”), any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company, SPAC or Pubco set forth in this Subscription Agreement, and Subscriber is not relying on any other purported representations, warranties, covenants, agreements or statements (including by omission), which are hereby disclaimed by Subscriber.

(h) In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon an independent investigation made by Subscriber and the Company’s, Pubco’s and SPAC’s respective representations in this Subscription Agreement. Subscriber has not relied on any statements or other information provided by or on behalf of the Company, SPAC or Pubco (including by the Placement Agent) concerning the Company, SPAC, Pubco, the Subscribed Shares or the Subscription, and has been offered the opportunity to ask questions of the Company, SPAC and Pubco and has received answers thereto, including on the financial information, as Subscriber deemed necessary in connection with its decision to purchase the Subscribed Shares. Subscriber acknowledges and agrees that Subscriber has had access to, has received, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company, SPAC, Pubco and the Transactions, and Subscriber has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed SPAC’s filings with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares, including but not limited to information concerning the Company, SPAC, Pubco, the BCA, and the Subscription.

(i) Subscriber acknowledges and agrees that none of the Company, SPAC, Pubco, the Placement Agent nor their respective affiliates or any of such person’s or its or their respective affiliates’ Representatives has provided Subscriber with any advice with respect to the Subscribed Shares. None of the Company, SPAC, Pubco, the Placement Agent or any of their respective affiliates or Representatives has made or makes any representation or warranty, whether express or implied, of any kind or character as to the Company SPAC, Pubco or the quality or value of the Subscribed Shares.

(j) Subscriber acknowledges that (i) the Company, SPAC, Pubco and their respective Representatives hereafter may come into possession of, information regarding the Company, SPAC or Pubco that is material non-public information and is not known to Subscriber (“Excluded Information”), (ii) Subscriber has determined to enter into this Subscription Agreement to purchase the Subscribed Shares notwithstanding Subscriber’s lack of knowledge of the Excluded Information, and (iii) none of the Company, SPAC, Pubco nor the Placement Agent shall have liability to Subscriber, and Subscriber hereby waives and releases any claims Subscriber may have against the Company, SPAC, Pubco, and/or the Placement Agent to the maximum extent permitted by law, with respect to the nondisclosure of the Excluded Information.

(k) Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber, on the one hand, and the Company, SPAC or Pubco (and their Representatives, including the Placement Agent), on the other, and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber, on the one hand, and the Company, SPAC or Pubco (and their Representatives, including the Placement Agent), on the other, or their respective affiliates. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means, and none of the Company, SPAC or Pubco or their respective Representatives (including the Placement Agent) acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(l) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in the SEC Documents. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c) and/or an institutional “accredited investor” or other “accredited investor” as defined in Rule 501(a) under the Securities Act, (ii) is a sophisticated investor, experienced in investing in business transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Shares.

(m) Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Pubco. Subscriber acknowledges specifically that a possibility of total loss exists.

(n) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(o) Neither the Subscriber nor any of its affiliates, officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person (including individual or entity) that is the target or the subject of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities with competent jurisdiction, including, but not limited to those administered by the U.S. government through OFAC and the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, or the United Kingdom (including His Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), (ii) a person or entity listed on the List of Specially Designated Nationals and Blocked Persons administered by OFAC, or in any Executive Order issued by the President of the United States and administered by OFAC, or any other any Sanctions-related list of sanctioned persons maintained by OFAC, the Department of Commerce or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, or the United Kingdom (collectively, “Sanctions Lists”), (iii) organized, incorporated, established, located, resident or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, or the so-called Luhansk People’s Republic regions of Ukraine, as well as the non-controlled regions of the oblasts of Zaporizhzhia and Kherson or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United Kingdom; (iv) directly or indirectly owned or controlled (as ownership and control are defined and interpreted under applicable sanctions), or acting on behalf or at the direction of, any such person or persons described in any of the foregoing clauses (i) through (iv), except in each case as permitted under Sanctions laws; or (v) a non-U.S. institution that accepts currency for deposit and that has no physical presence in the jurisdiction in which it is incorporated or in which it is operating, as the case may be, and is unaffiliated with a regulated financial group that is subject to consolidated supervision (a “non-U.S. shell bank”) or providing banking services indirectly to a non-U.S. shell bank (collectively, (i) through (v), a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that Subscriber is permitted to do so under applicable law. Subscriber represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures to ensure compliance with its obligations under the BSA/PATRIOT Act, and (ii) to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-corruption and anti-money laundering-related laws administered and enforced by other governmental authorities with competent jurisdiction. Subscriber also represents that it maintains policies and procedures reasonably designed to ensure compliance with Sanctions. Subscriber further represents and warrants that, to its knowledge, (i) none of the funds held by Subscriber and used to purchase the Subscribed Shares are or will be derived from transactions directly or indirectly with or for the benefit of any Prohibited Investor, (ii) such funds are from legitimate sources and do not constitute the proceeds of criminal conduct or criminal property, (iii) such funds do not originate from and have not been routed through an account maintained at a non-U.S. shell bank; and (iv) it maintains policies and procedures reasonably designed to ensure the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor or from or through a non-U.S. shell bank.

(p) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Subscribed Shares hereunder, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Subscribed Shares hereunder.

(q) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the Company, SPAC, Pubco, the Placement Agent or any of their respective affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not result in a non-exempt prohibited transaction under ERISA or section 4975 of the Code.

(r) Subscriber has or has commitments to have and, when required to deliver payment pursuant to Section 2, Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(s) Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, SPAC or Pubco, or any of their respective affiliates or Representatives, including the Placement Agent), other than the representations and warranties of the Company and Pubco contained in Section 3 and of the SPAC contained in Section 4, in making its investment or decision to invest in the Company. Subscriber agrees that none of (i) any Other Subscriber pursuant to an Other Subscription Agreement or Signing Subscriber pursuant to any Signing Subscription Agreement or any other agreement related to the private placement of Shares (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) nor (ii) the Placement Agent shall be liable (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such person or entity), whether in contract, tort or otherwise, or have any liability or obligation to Subscriber or any other Subscriber, or any person claiming through Subscriber or any other Subscriber, pursuant to this Subscription Agreement or related to the private placement of the Subscribed Shares, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the purchase of the Subscribed Shares.

(t) At all times on or prior to the Closing Date, Subscriber has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Subscribed Shares, other than binding commitments it may have to transfer and/or pledge such Subscribed Shares upon the Closing to a prime broker under and in accordance with its prime brokerage agreement with such broker.

(u) Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with Subscriber, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of SPAC or Pubco from the date of this Subscription Agreement until the Closing or the earlier termination of this Subscription Agreement in accordance with its terms. “Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), short sales or other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to enter into the Subscription, subject in each of clauses (i) and (ii), to the obligations of Subscriber and such other entities under applicable law.

(v) Subscriber is not currently (and at all times through the Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of SPAC or Pubco (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(w) Subscriber will not acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in the Company or Pubco as a result of the purchase and sale of the Subscribed Shares.

(x) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company, SPAC and Pubco.

(y) In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon an independent investigation made by Subscriber and the Company’s, the SPAC’s and Pubco’s respective representations in this Subscription Agreement. Subscriber has not relied on any statements or other information provided by or on behalf of the Company, SPAC or Pubco (including the Placement Agent) concerning the Company, SPAC, Pubco, the Subscribed Shares or the Subscription, and has been offered the opportunity to ask questions of the Company, SPAC and Pubco and has received answers thereto, including on the financial information, as Subscriber deemed necessary in connection with its decision to purchase the Subscribed Shares. Subscriber acknowledges and agrees that Subscriber has had access to, has received, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company, SPAC, Pubco and the Transactions, and Subscriber has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Shares. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Units, including but not limited to information concerning the Company, SPAC, Pubco, the BCA, and the Subscription.

(z) Subscriber covenants that neither it, nor any affiliate acting on its behalf or pursuant to any understanding with it, has executed or will execute any purchases or sales of any of securities of SPAC during the period that commenced at the time that Subscriber first learned of the transactions contemplated hereunder and ending at such time that the transactions contemplated by this Subscription Agreement are first publicly announced pursuant to the initial press release as described in Section 9(v). Subscriber covenants that until such time as the transactions contemplated by this Subscription Agreement are publicly disclosed by SPAC pursuant to the initial press release as described in Section 9(v), Subscriber will maintain the confidentiality of the existence and terms of the Subscription and the Transactions and the transactions contemplated hereby. Notwithstanding the foregoing and notwithstanding anything contained in this Subscription Agreement to the contrary, the Company, SPAC and Pubco expressly acknowledge and agree that Subscriber shall have no duty of confidentiality as set forth in this Section 5(z) to the Company, SPAC or Pubco after the issuance of the initial press release as described in Section 9(v). Notwithstanding the foregoing, in the case that Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement.

(aa) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company, SPAC and Pubco; provided that each of the Company, SPAC and Pubco agree that the Company, SPAC and Pubco and any of their respective officers, directors, employees or agents shall use their best efforts not to provide the Subscriber with any material, non-public information regarding the Company, SPAC or Pubco or any of their respective subsidiaries, as applicable, from and after the date of this Subscription Agreement without the express prior written consent of the Subscriber (which may be granted or withheld in such Subscriber’s sole discretion).

Section 6. Registration of Subscribed Shares.

(a) SPAC and Pubco agree to use commercially reasonable efforts to cause the shares of Pubco Class A Common Stock to be issued in exchange for the Subscribed Shares upon consummation of the Company Merger (such securities, the “Registrable Securities”) to be registered on the Form S-4. SPAC and Pubco’s obligations to include the Registrable Securities in the Form S-4 are contingent upon Subscriber promptly furnishing any information reasonably requested by SPAC or Pubco for purposes of making applicable disclosures in the Form S-4.

(b) To the extent that any Registrable Securities are unable to be included on the Form S-4, then, subject to Section 6(c), Pubco agrees that, as soon as practicable but in no event later than thirty (30) calendar days following the Closing Date, Pubco shall use its commercially reasonable efforts to file with the Commission (at Pubco’s sole cost and expense) a registration statement registering the resale of such Registrable Securities (such registration statement, the “Registration Statement”), and Pubco shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than sixty (60) calendar days after the Closing Date (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended by a maximum of ninety (90) calendar days after the Closing Date if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further that Pubco shall request the Registration Statement declared effective promptly after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed. Pubco will provide a draft of the Registration Statement to Subscriber at least two (2) Business Days in advance of the date of filing the Registration Statement with the Commission. Unless otherwise agreed to in writing by Subscriber prior to the filing of the Registration Statement, Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless the Commission requests that Subscriber be identified as a statutory underwriter; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to Pubco. Notwithstanding the foregoing, if the Commission or its regulations prevent Pubco from including any or all of the Registrable Securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the Commission. In such event, the number of Registrable Securities shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, Pubco shall amend the Registration Statement or file one or more new Registration Statement(s) (with such amendment or new Registration Statement also being deemed to be a “Registration Statement” hereunder) to register such additional Registrable Securities and use commercially reasonable efforts to cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than thirty (30) calendar days after the filing of such Registration Statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended to sixty (60) calendar days after the filing of such Registration Statement, including any new Registration Statement or amended Registration Statement, if such Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that Pubco shall request that such Registration Statement be declared effective promptly after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed. Any failure by Pubco to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve Pubco of its obligations to file or effect a Registration Statement as set forth in this Section 6.

(c) Notwithstanding anything to the contrary, if at any time prior to the End Date (as defined below) Pubco determines that it is eligible to register the Registrable Securities on a Registration Statement on Form S-3 (“Form S-3”), then Pubco shall use commercially reasonable efforts to (i) as promptly as possible, but in no event more than fifteen (15) Business Days after such determination is made by Pubco, convert the Registration Statement to a Form S-3; (ii) have such Registration Statement declared effective by the Commission; and (iii) keep such Registration Statement effective during the period during which such Registration Statement is required to be kept effective in accordance with this Subscription Agreement. Pubco agrees that, except for such times as Pubco is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, Pubco will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Subscriber, including to prepare and file any post-effective amendment to such Registration Statement or a supplement to the related prospectus such that the prospectus will not include any untrue statement or a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, until the earliest to occur of (i) the date on which Subscriber ceases to hold any Registrable Securities issued pursuant to this Subscription Agreement and (ii) the first date on which Subscriber can sell all of its Registrable Securities issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for Pubco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (the earliest of clauses (i) and (ii), the “End Date”). Prior to the End Date, Pubco (i) will use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable; (ii) file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell Registrable Securities pursuant to the Registration Statement; and (iii) qualify the Registrable Securities for listing on the Stock Exchange and update or amend the Registration Statement as necessary to include Registrable Securities. Pubco will use its commercially reasonable efforts to (A) for so long as Subscriber holds Registrable Securities, make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of Pubco under the Exchange Act so long as Pubco remains subject to such requirements to enable Subscriber to resell the Registrable Securities pursuant to Rule 144, (B) at the reasonable request of Subscriber, deliver all the necessary documentation to cause Pubco’s transfer agent to remove all restrictive legends from any Registrable Securities being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of the Registrable Securities, and (C) cause its legal counsel to deliver to the transfer agent the necessary legal opinions required by the transfer agent, if any, in connection with the instruction under clause (B) upon the receipt of Subscriber representation letters and such other customary supporting documentation as requested by (and in a form reasonably acceptable to) such counsel. Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Registrable Securities to Pubco (or its successor) as may be reasonably required to enable Pubco to make the determination described above.

(d) Pubco’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to Pubco a completed selling stockholder questionnaire in customary form that contains such information regarding Subscriber, the securities of Pubco held by Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by Pubco to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as Pubco may reasonably request that are customary of a selling stockholder in similar situations, including providing that Pubco shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement (i) during any customary blackout or similar period or as permitted hereunder and (ii) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of Pubco’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement; provided, that Pubco shall request such information from Subscriber, including the selling stockholder questionnaire, at least five (5) Business Days prior to the anticipated date of filing the Registration Statement with the Commission. In the case of the registration effected by Pubco pursuant to this Subscription Agreement, Pubco shall, upon reasonable request, inform Subscriber as to the status of such registration. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Registrable Securities. Notwithstanding anything to the contrary contained herein, Pubco may from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if (A) it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, including as a result of any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information, (B) such filing or use would materially affect a bona fide business or financing transaction of Pubco or would require premature disclosure of information that would materially adversely affect Pubco, (C) in the good faith judgment of the majority of the members of Pubco’s board of directors, such filing or effectiveness or use of such Registration Statement would be seriously detrimental to Pubco, (D) the majority of the board determines to delay the filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with the SEC Guidance or future Commission guidance directed at special purpose acquisition companies or companies that have consummated a business combination with a special purpose acquisition company, or any related disclosure or related matters, or (E) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of Pubco’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement (each such circumstance, a “Suspension Event”); provided, that, (x) Pubco shall not so delay filing or so suspend the use of the Registration Statement for a period of more than forty-five (45) consecutive days or more than ninety (90) total calendar days in any consecutive three hundred sixty (360) day period, or more than two (2) times in any consecutive three hundred sixty (360) day period and (y) Pubco shall use commercially reasonable efforts to make such registration statement available for the sale by Subscriber of such securities as soon as practicable thereafter.

(e) Upon receipt of any written notice from Pubco of the happening of (i) an issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than three (3) Business Days from the date of such event, (ii) any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than three (3) Business Days from the date of such Suspension Event, or (iii) if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (1) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which Pubco agrees to use commercially reasonable efforts to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Pubco that it may resume such offers and sales and (2) it will maintain the confidentiality of any information included in such written notice delivered by Pubco unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by Pubco, Subscriber will deliver to Pubco or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (w) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

(f) For purposes of this Section 6 (i) “Registrable Securities” shall mean, as of any date of determination, the Registrable Securities and any other equity security issued or issuable with respect to the Registrable Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement, and (ii) “Subscriber” shall include any person to which the rights under this Section 6 shall have been duly assigned.

(g) Pubco shall indemnify, defend and hold harmless Subscriber, (to the extent Subscriber is a seller under the Registration Statement), the officers, directors, members, managers, partners, agents and employees of Subscriber, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all out-of-pocket and reasonably documented losses, claims, damages, liabilities, costs (including reasonable and documented external attorneys’ fees) and expenses (collectively, “Losses”) arising out of or caused by or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are (1) based upon information regarding Subscriber furnished in writing to Pubco by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or (2) result from or in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 6(d). Notwithstanding the foregoing, Pubco’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Pubco (which consent shall not be unreasonably withheld or delayed). Pubco shall provide Subscriber with an update on any threatened or asserted proceedings arising from or in connection with the transactions contemplated by this Section 6 of which Pubco receives notice whether oral or in writing.

(h) Subscriber shall, severally and not jointly with any other Subscribers in the offering contemplated by this Subscription Agreement, indemnify, defend and hold harmless Pubco, its directors, officers, members, managers, partners, agents and employees, each person who controls Pubco (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, members, managers, partners, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to Pubco by or on behalf of Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the United States dollars amount of the net proceeds received by Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber’s indemnification obligation shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld or delayed).

(i) Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(j) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Registrable Securities pursuant to this Subscription Agreement.

(k) If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses for which it would otherwise be liable under this Section 6, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in this Section 6, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(k) from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for punitive damages in connection with this Subscription Agreement or the transactions contemplated hereby.

(l) At any time and from time to time in connection with a bona-fide sale of Subscribed Shares effected in compliance with the requirements of Rule 144 under the Securities Act or through any broker-dealer sale transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement, Pubco shall use its commercially reasonable efforts, subject to the receipt of customary documentation required from the holder of the applicable Subscribed Shares and broker in connection therewith and compliance with applicable laws, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Subscribed Shares being sold and (ii) in connection with any sale made pursuant to Rule 144, cause its legal counsel to deliver reasonably requested legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). Subscriber may request that Pubco remove any legend from the book entry position evidencing its Subscribed Shares following the earliest of such time as such Subscribed Shares (i) (x) are subject to or (y) have been or are about to be sold or transferred pursuant to an effective registration statement (including the Registration Statement), or (ii) have been sold pursuant to Rule 144. Pubco shall be responsible for the fees of its transfer agent, its legal counsel (including for purposes of giving the opinion referenced herein) and all DTC fees associated with such issuance and the Subscriber shall be responsible for its fees or costs associated with such removal of the legend (including its legal fees or costs of its legal counsel).

(m) With a view to making available to Subscriber the benefits of Rule 144 that permit Subscriber to sell securities of Pubco to the public without registration, Pubco agrees, for so long as Subscriber holds Subscribed Shares, to:

(i) use commercially reasonable efforts to make and keep current public information available, as those terms are understood and defined in Rule 144; and

(ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of Pubco under the Exchange Act so long as Pubco remains subject to such requirements and the filing of such reports and other documents as may be required pursuant to the applicable provisions of Rule 144.

(n) Upon request, Pubco shall provide the Subscriber with contact information for the person responsible for Pubco’s account at the transfer agent to facilitate transfers made pursuant to this Section 6 and provide reasonable assistance to facilitate transfers. Pubco shall be responsible for the fees of its transfer agent and its legal counsel (including for purposes of giving the opinion referenced herein) associated with such issuance and the Subscriber shall be responsible for its fees or costs associated with such removal of the legend (including its legal fees or costs of its legal counsel).

(o) Subscriber may deliver written notice (an “Opt-Out Notice”) to Pubco requesting that Subscriber not receive notices from Pubco otherwise required by this Section 6; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) Pubco shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify Pubco in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(o)) and the related suspension period remains in effect, Pubco will so notify Subscriber, within two (2) Business Days of Subscriber’s notification to Pubco, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

Section 7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the BCA is terminated in accordance with its terms; (b) the mutual written agreement of the parties hereto to terminate this Subscription Agreement; (c) twelve (12) months from the date of the Signing Subscription Agreements; or (d) if any of the conditions to Closing set forth in Section 2 are not satisfied or waived as of the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated as of the Closing Date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. SPAC or Pubco shall notify Subscriber of the termination of the BCA promptly after the termination thereof. Upon the termination hereof in accordance with this Section 7, any Cash and/or ENA Token paid by Subscriber in connection herewith shall promptly be returned to Subscriber in the manner set forth in Section 2(f).

Section 8. Trust Account Waiver. Subscriber hereby acknowledges that SPAC is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Subscriber further acknowledges that, as described in the final prospectus relating to SPAC’s initial public offering (“IPO”) filed with the SEC (File No. 333-260242) on November 30, 2021 (the “Prospectus”), substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s IPO and a private placement of its securities and substantially all of those proceeds (including interest accrued from time to time thereon) have been deposited into a trust account (the “Trust Account”) for the benefit of SPAC and its public shareholders. As described in the Prospectus, the funds held from time to time in the Trust Account may only be released upon certain conditions. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subscriber hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind (“Claim”) to, or to any monies or other assets in, the Trust Account, and hereby irrevocably waives (on its own behalf and on behalf of its related parties) any Claim to, or to any monies or other assets in, the Trust Account that it may have now or in the future as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Subscribed Shares, in or to any monies held in the Trust Account (or any distributions therefrom directly or indirectly to SPAC’s public shareholders). In the event that Subscriber has any Claim against SPAC as a result of, or arising out of, this Subscription Agreement, the Other Subscription Agreements, the Signing Subscription Agreements, the transactions contemplated hereby and thereby, or the Subscribed Shares, Subscriber agrees not to seek recourse against the Trust Account or any funds distributed therefrom (it being clarified that such waiver shall not apply following the Closing to the Trust Account funds that are released from the Trust Account to SPAC or Pubco in connection with the Transactions). Subscriber acknowledges and agrees that such irrevocable waiver is a material inducement to SPAC to enter into this Subscription Agreement, and further intends and understands such waiver to be valid, binding, and enforceable against Subscriber in accordance with applicable law. To the extent Subscriber commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC or its Representatives, Subscriber hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Subscriber (or any person claiming on Subscriber’s behalf or in lieu of Subscriber) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Nothing in this Section 8 shall be deemed to limit Subscriber’s right to distributions from the Trust Account in accordance with SPAC’s organizational documents in respect of any redemptions by Subscriber in respect of any public shares of SPAC acquired by any means other than pursuant to this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, the provisions of this Section 8 shall survive termination of this Subscription Agreement.

Section 9. Miscellaneous.

(a) Subscriber hereby acknowledges that it shall be solely responsible for and bear the cost of all transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges arising in any jurisdiction in connection with the Subscription contemplated in this Subscription Agreement as well as the execution of this Subscription Agreement.

(b) Notwithstanding any other provision of this Subscription Agreement, the Company, Pubco and any of their Representatives, as applicable, shall be entitled to deduct and withhold from the Registrable Securities and any other amount payable pursuant to this Subscription Agreement (including in connection with a future share split, dividend, distribution, recapitalization, merger, exchange, or replacement) any such taxes as may be required to be deducted and withheld from such amounts (and any other amounts treated as paid for applicable tax law) under the Code, or any other applicable tax law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Subscription Agreement as having been paid to the person in respect of which such deduction and withholding was made.

(c) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one (1) Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(c). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 9(c).

(d) Subscriber acknowledges that the Company, Pubco and others, including SPAC and the Placement Agent, will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 9(d) shall not give such persons any rights other than those expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify the Company, SPAC and Pubco if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company, SPAC and Pubco acknowledge that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company, SPAC and Pubco agree to promptly notify Subscriber, if they become aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company, SPAC or Pubco, respectively, set forth herein are no longer accurate in all material respects.

(e) Each of the Company, SPAC, Pubco and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party as required by applicable law in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(f) Each party hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(g) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder and the rights set forth in Section 6) may be transferred or assigned by Subscriber. Neither this Subscription Agreement nor any rights that may accrue to the Company or Pubco hereunder may be transferred or assigned by the Company or Pubco without the prior written consent of Subscriber, other than in connection with the Transactions. Notwithstanding the foregoing, Subscriber may assign all or a portion of its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) upon written notice to the Company and Pubco or, with the Company’s and Pubco’s prior written consent, to another person; provided, that in the case of any such assignment, the assignee(s) shall become a Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and provided further that no such assignment shall relieve the assigning Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company and Pubco has given their prior written consent to such relief. Any purported assignment or transfer in violation of this Section 9(g) shall be null and void.

(h) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(i) The Company and Pubco may request from Subscriber such additional information as the Company or Pubco may reasonably determine to be necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and to register the Subscribed Shares for resale, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Company and Pubco agree to keep any such information provided by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange. Subscriber acknowledges that SPAC and Pubco may file a form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report of SPAC or Pubco, an annex to a proxy statement of SPAC or Pubco or as an exhibit to a registration statement of Pubco.

(j) This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto; provided that no provision of this Agreement that references the Placement Agent may be amended, modified, terminated or waived in any manner that is adverse to the Placement Agent without the written consent of the Placement Agent.

(k) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(l) Each Party hereto shall use commercially reasonable efforts to cause the Subscription to qualify for the Section 351 Intended Tax Treatment. Each Party agrees to file all tax returns consistently with, and take no position inconsistent with (whether in audits, tax returns or otherwise), the Intended Tax Treatment, unless otherwise required pursuant to a determination within the meaning of Section 1313(a) of the Code. Each Party shall file with its applicable U.S. federal income tax return on a timely basis the information required by Treasury Regulations Section 1.351-3 and maintain the permanent records described in Treasury Regulations Section 1.351-3, in each case, to the extent applicable, and in the event a taxing authority disputes or takes a position inconsistent with the Intended Tax Treatment, a Party receiving notice of such dispute shall promptly notify the other Parties hereto. Notwithstanding anything to the contrary contained in this Agreement or the BCA, however, none of SPAC, Pubco, the Company or any of their respective affiliates, subsidiaries or representatives makes or provides any representations, warranties, guarantees, or indemnities to the Subscriber regarding (1) the tax treatment of the Subscription or the transactions contemplated by this Agreement or the BCA (including the Intended Tax Treatment) or (2) any of the tax consequences to the Subscriber of this Agreement, the BCA, the Subscription or the transactions contemplated by this Agreement or the BCA. The Subscriber agrees and acknowledges that the Subscriber is relying solely on the Subscriber’s own tax advisors in connection with this Agreement, the BCA, the Subscription or the transactions contemplated by this Agreement or the BCA.

(m) Except with respect to the Placement Agent (who is a third-party beneficiary of the representations, warranties and covenants that reference the Placement Agent set forth herein) or as otherwise provided herein, this Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and, except with resect to the Placement Agent or as otherwise as provided herein, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(n) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that SPAC, the Company and Pubco shall be entitled to specifically enforce Subscriber’s obligations to fund the Subscription and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 9(n) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(o) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(p) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(q) This Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(r) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(s) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(t) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the courts of the State of Delaware or the courts of the United States located in the State of Delaware (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(c) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(u) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto; except with respect to the provisions of this Agreement for which the Placement Agent is an express third party beneficiary.

(v) SPAC shall (i) by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue a press release disclosing the material terms of the transactions contemplated hereby, and (ii) file with the Commission a Current Report on Form 8-K disclosing all material terms of this Subscription Agreement, the Other Subscription Agreements and the transactions contemplated hereby and thereby, and the Transactions, and including as exhibits thereto, the form of this Subscription Agreement and the Other Subscription Agreement, within the time required by the Exchange Act. From and after the issuance of such press release, SPAC represents to the Subscriber that it shall have publicly disclosed all material, non-public information regarding SPAC, the Company or Pubco delivered to the Subscriber by or on behalf of the Company, SPAC, Pubco or any of their respective officers, directors, employees or agents (including the Placement Agent) in connection with the transactions contemplated by this Subscription Agreement. Prior to the Closing, Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of SPAC and Pubco (such consent not to be unreasonably withheld or delayed). Notwithstanding anything in this Subscription Agreement to the contrary, each of SPAC and Pubco (i) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber and (ii) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities laws, rules or regulations, including in connection with the filing of a Registration Statement pursuant to Section 6(a), and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange, in which case of clause (A) or (B), SPAC or Pubco, as applicable, shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure. Subscriber will promptly provide any information reasonably requested by SPAC or Pubco for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission). To the extent that any such information is publicly disclosed pursuant to the provisions hereunder, the parties agree that no further notice or consent is required for SPAC or Pubco to further disclose such information.

(w) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any other Subscriber or any other investor under the Other Subscription Agreements or the Signing Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any other Subscriber under this Subscription Agreement or any other Subscriber or other investor under the Other Subscription Agreements or the Signing Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, SPAC, Pubco or any of their respective affiliates or subsidiaries which may have been made or given by any other Subscriber or investor or by any agent or employee of any other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement or any Signing Subscription Agreement, and no action taken by Subscriber or other Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements and the Signing Subscription Agreements. Subscriber acknowledges that no other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(x) The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections or Annexes are to Sections or Annexes contained in or attached to this Subscription Agreement, (ii) each accounting term not otherwise defined in this Subscription Agreement has the meaning assigned to it in accordance with United States generally accepted accounting principles, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive (i.e., unless context requires otherwise “or” shall be interpreted to mean “and/or” rather than “either/or”).

[Signature pages follow]

IN WITNESS WHEREOF, SPAC, Pubco and the Company have accepted this Subscription Agreement as of the date first set forth above.

TLGY ACQUISITION CORP.

By:
Name:
Title:

Address for Notices:

TLGY Acquisition Corp.

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

E-mail: ycho@tlgycpc.com

Attention: Young Cho

with a copy (not to constitute notice) to:

Perkins Coie LLP

1155 Avenue of the Americas

New York NY 10038

Email: ElliottSmith@perkinscoie.com

Attention: Elliott Smith

[Signature Page to Subscription Agreement]

STABLECOINX INC.

By:
Name:
Title:

Address for Notices:

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

E-mail: ycho@tlgycpc.com

Attention: Young Cho

with a copy (not to constitute notice) to:

Perkins Coie LLP

1155 Avenue of the Americas

New York NY 10038

Email: ElliottSmith@perkinscoie.com

Attention: Elliott Smith

[Signature Page to Subscription Agreement]

STABLECOINX ASSETS INC.

By:
Name:
Title:

Address for Notices:

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

E-mail: ycho@tlgycpc.com

Attention: Young Cho

with a copy (not to constitute notice) to:

Edelman Legal Advisory PLLC

400 Rella Blvd, Suite 165

Suffurn, New York 10901

Attention: Ari Edelman

Email: ari@edelmanlegal.com

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:	State/Country of Formation or Domicile: ___________________
By:
Name:
Title:
Name in which Subscribed Shares are to be registered (if different):	Date:_________________

Subscriber’s EIN:
Entity Type (e.g., corporation, partnership, trust, etc.):

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:
Attn:	Attn:
Telephone No.:	Telephone No.:
Email for notices:	Email for notices (if different):

Aggregate Purchase Price: $________________

Form of Payment:

Cash Subscription

☐ Cash: $____________________	☐ USDT: ___________________	☐ USDC: ___________________

ENA Subscription

   ☐ Unlocked ENA Token: ___________, valued at (per Schedule A hereto) $_____________.

ENA Fair Market Value at Signing: $0.414286

SCHEDULE A

ENA Token Amount Calculation

The ENA Token Amount shall be calculated as follows: the Purchase Price divided by $0.630135, which represents a 5% discount to the 7-day TWAP of ENA Tokens at the day prior to Signing (as defined below).

For purposes of this Subscription Agreement, the “ENA Fair Market Value at Signing” shall mean $0.414286.

For purposes of this Subscription Agreement, the “ENA Fair Market Value at Closing” shall mean the 30-day VWAP of ENA Tokens ending two (2) days prior to the Closing Date.

For purposes of this Subscription Agreement, the “30-day VWAP of ENA Tokens” shall mean the volume-weighted average price of all ENA Tokens/USDT spot trades executed on Binance and Bybit during the 30 consecutive calendar days ending on the relevant measurement date (based on UTC), calculated by aggregating trade data from both exchanges (or if such volume-weighted average price is unavailable, the market price of one ENA Token on such day determined, using a volume-weighted average method, by an independent financial advisor retained for such purpose by the Company).

For purposes of this Subscription Agreement, the “7-day TWAP of ENA Tokens” shall mean the time-weighted average price of all ENA Tokens/USDT spot trades executed on Binance and Bybit during the seven consecutive calendar days ending on the relevant measurement date (based on UTC), calculated by aggregating trade data from both exchanges (or if such time-weighted average price is unavailable, the market price of one ENA Token on such day determined, using a time-weighted average method, by an independent financial advisor retained for such purpose by the Company).

For illustrative purposes only, the number of Subscribed Shares to be issued by the Company to Subscriber at Closing in accordance with Section 2(d) will be calculated as follows:

Assuming by way of example, a total Purchase Price of $10 million and an ENA Fair Market Value at Closing of $0.70, this would mean that a total of 1,689,644 Subscribed Shares would be issued to Subscriber at Closing as demonstrated below.

Number of Subscribed Shares = 1,689,644

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber and constitutes a part of the Subscription Agreement.

1. QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)

☐	We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

**OR**

2. ACCREDITED INVESTOR STATUS (Please check the box, if applicable)

☐	Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

**AND**

3. FINRA INSTITUTIONAL INVESTOR STATUS (Please check the box)

☐	Subscriber is a “institutional investor” (as defined in FINRA Rule 2111).

**AND**

4. AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of SPAC, the Company or Pubco or acting on behalf of an affiliate of SPAC, the Company or Pubco.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, small business investment company, private business development company, or rural business investment company;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐	Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph; or

☐	Any entity in which all of the equity owners are “accredited investors”.

Specify which tests:

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or

☐	Any natural person who is a “knowledgeable employee,” as defined in the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.

**AND**

5. FINRA INSTITUTIONAL ACCOUNT STATUS (Please check the box)

☐	Subscriber is an “institutional account” under FINRA Rule 4512(c).

**AND**

6. EEA QUALIFIED INVESTOR (Please check the applicable box)

☐	Subscriber is a “qualified investor” (within the meaning of Article 2 of the EU Prospectus Regulation).

☐	Subscriber is not a resident in a member state of the European Economic Area.

**AND**

7. UK QUALIFIED INVESTOR (Please check the applicable box)

☐	Subscriber is a “qualified investor” (within the meaning of Article 2 of the UK Prospectus Regulation) who is also (i) an investment professional falling within Article the Order; (ii) a high net worth entity falling within Article 49(2)(a) to (d) of the Order; or (iii) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of the Subscribed Shares may be lawfully communicated or caused to be communicated.

☐	Subscriber is not resident in the United Kingdom.

This page should be completed by Subscriber and constitutes a part of the Subscription Agreement.

SUBSCRIBER:

Print Name:

By:
Name:
Title: